Exhibit 10g










                         C.R. BARD, INC.


           SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

                              WITH

                      WILLIAM H. LONGFIELD




                Effective as of January 12, 1994




























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                        TABLE OF CONTENTS


                                                            Page

I.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . 1


II.  ELIGIBILITY FOR SUPPLEMENTAL RETIREMENT
     BENEFIT . . . . . . . . . . . . . . . . . . . . . . . . 2


III. SUPPLEMENTAL RETIREMENT BENEFIT . . . . . . . . . . . . 3


IV.  CHANGE IN CONTROL OF THE COMPANY. . . . . . . . . . . . 4


V.   GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . 6

































                            IV - 248

                         C.R. BARD, INC.
                SUPPLEMENTAL EXECUTIVE RETIREMENT
               AGREEMENT WITH WILLIAM H. LONGFIELD


     THIS AGREEMENT, effective as of January 12, 1994, is between C.R. BARD, INC., a New Jersey corporation with offices at 730 Central Avenue, Murray Hill, New Jersey 07974 (hereinafter referred to as the "Company"), and WILLIAM H. LONGFIELD, residing at 4 Kimball Circle, Westfield, NJ (hereinafter referred to as the "Executive").

     WHEREAS, the Company has the strongest interest in retaining the Executive because of his outstanding performance and competence; and

     WHEREAS, the Company desires to provide an additional incentive for the Executive to devote his best efforts to the service of the Company, and, to this end, the Company deems it appropriate to enter into this written agreement with the Executive providing a basis for incentive compensation.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:


     I. DEFINITIONS The parties agree that the terms herein contained shall have the following meanings:

     1.1. "Agreement" shall mean the C.R. Bard, Inc. Supplemental
Executive Retirement Agreement with William H. Longfield as set forth herein, and as from time to time amended.

     1.2. "Annual Supplemental Retirement Benefit" shall have the meaning set forth in Section 3.1.

     1.3. "Average Compensation" shall mean the Compensation of the Executive averaged over the five completed calendar years which provide the highest average of all of the completed calendar years ending before the Executive's Benefit Eligibility Date.

     1.4. "Beneficiary" shall mean the person or persons, estates or trusts most recently designated by the Executive in a writing filed with the Company on a form prescribed by the Board, or if no such designation shall have been made or if no such Beneficiary shall have survived the Executive or shall survive the payment period for receipt of the Supplemental Retirement Benefit, the Beneficiary shall mean the Executive's estate.


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                            IV - 249

     1.5. "Benefit Eligibility Date" shall have the meaning set forth in Section 2.1.

     1.6. "Board of Directors" or "Board" shall mean the Board of Directors of the Company.

     1.7. "Change in Control" shall have the meaning set forth in
Section 4.1.

     1.8. "Compensation" shall mean the salary and bonus compensation of the Executive in each calendar year.

     1.9. "Disability" shall mean the total and permanent disability of the Executive as defined under the C.R. Bard, Inc.
Long Term Disability Income Plan.

     1.10."Discharge(d) For Cause" shall mean the termination of the Executive's employment by the Company by reason of chronic insubordination, fraud, embezzlement, dishonesty or defalcation in connection with his employment or any one or more transactions with the Company.

     1.11."Normal Retirement Date" shall mean the date on which the Executive attains age sixty-two (62).

     1.12."Other Retirement Benefits" shall mean the C.R. Bard, Inc. benefits actually received by the Executive under the C.R. Bard, Inc. Long Term Performance Incentive Plan, the C.R. Bard, Inc. Supplemental Insurance/Retirement Plan, the C.R. Bard, Inc. Retirement Savings Plan, the C.R. Bard, Inc. Employees' Retirement Plan, the C.R. Bard, Inc. Excess Benefit Plan, and the C.R. Bard, Inc. Supplemental Executive Retirement Plan.

     1.13."Supplemental Retirement Benefit" shall mean the aggregate of the Annual Supplemental Retirement Benefit payments payable hereunder pursuant to Article III.


     II.  ELIGIBILITY FOR SUPPLEMENTAL RETIREMENT BENEFIT

     2.1. The Executive shall become entitled to a Supplemental
Retirement Benefit upon the first to occur of the following events (the date on which such event occurs hereinafter referred to as the "Benefit Eligibility Date"):

     (a) Termination of the Executive's employment by the Company (other than by reason of a Discharge For Cause).

     (b) Voluntary termination of employment by the Executive on or after his Normal Retirement Date for any reason.

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                            IV - 250
     (c) Voluntary termination of employment by the Executive prior to reaching his Normal Retirement Date, but within the two-year period following a Change in Control, as defined in
Article IV.

     (d)  Executive's Disability.

     (e)  Executive's death.

     2.2. Notwithstanding anything herein to the contrary, the Executive's participation hereunder shall cease immediately and he shall forfeit all rights hereunder to a Supplemental Retirement Benefit if prior to reaching his Normal Retirement Date, the Executive is Discharged for Cause, or voluntarily terminates his employment other than pursuant to Section 2.1(c) hereof.

     III. SUPPLEMENTAL RETIREMENT BENEFIT

     3.1. Amount. The Annual Supplemental Retirement Benefit shall equal 50% of the Executive's Average Compensation as of the Benefit Eligibility Date, reduced by the sum of any Other Retirement
Benefits received by the Executive or his Beneficiary, as the case may be, during the applicable calendar year.

     3.2. Form of Benefit. The Annual Supplemental Retirement Benefit shall be paid to the Executive each year for a period of fifteen (15) years in twelve (12) equal monthly installments, commencing on the first day of the month next following the Benefit Eligibility Date.

     3.3. Death Before Distributions Commence. If the Executive shall die before distribution of the Supplemental Retirement Benefit commences, then the Annual Supplemental Retirement Benefit shall be paid to the Beneficiary each year for a period of fifteen
(15) years in twelve (12) equal monthly installments, commencing on the first day of the month next following the Executive's date of death.

     3.4 Death After Distributions Commence. If the Executive shall die after distributions commence but prior to receipt of the Annual Supplemental Retirement Benefit for the period specified in
Section 3.2 above, any remaining payments of such benefit shall be made to the Executive's Beneficiary.

     3.5. Board's Option to Prepay. Notwithstanding anything herein to the contrary, the Board, at its option, may accelerate payment of the Supplemental Retirement Benefit to the Executive or the Executive's Beneficiary, as the case may be.



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                            IV - 251

     IV.  CHANGE IN CONTROL OF THE COMPANY

     4.1 Change in Control. (a) For the purposes of this Agreement, a "change in control of the Company" (a "Change in Control") shall mean the occurrence of an event of a nature that would be required to be reported in response to Item l(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided, however, that a Change in Control shall, in any event, conclusively be deemed to have occurred upon the first to occur of either of the following events:

          (i)  the beneficial ownership at any time
          hereafter by any person, as defined herein, of capital stock of the Company, constitutes 20 percent or more of the general voting power of all of the Company's outstanding capital stock; or

          (ii) individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Board" generally and as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a Director subsequent to the date hereof whose election, or nomination for election, by the Company's shareholders, was approved by a vote of at least three-quarters of the Directors comprising the Incumbent
          Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
          Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board.

     (b) Notwithstanding anything in the foregoing Section 4.1(a) to the contrary, no Change in Control shall be deemed to have occurred for the purposes of this Agreement by virtue of a sale to underwriters or private placement of its capital stock by the Company, nor any acquisition by the Company, through merger, purchase of assets or otherwise, effected in whole or in part by issuance or reissuance of shares of its capital stock.

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                            IV - 252
     (c) For the purposes of the Article IV, the following definitions shall apply:

          (i)   The term "person" shall mean any
          individual, group, corporation or other
          entity;

          (ii)  Any person shall be deemed to be the
          beneficial owner of any shares of capital stock of the Company:

                (A) which that person owns directly,
          whether or not of record, or

                (B) which that person has the right to
          acquire pursuant to any agreement or
          understanding or upon exercise of conversion rights, warrants, or options, or otherwise, or

                (C) which are beneficially owned,
          directly or indirectly (including shares deemed owned through application of clause (B) above), by an "affiliate" or "associate" (as defined in the rules of the Securities and Exchange Commission under the Securities Act of 1933, as amended) of that person, or

                (D) which are beneficially owned,
          directly or indirectly (including shares deemed owned through application of clause (B) above), by any other person with which that person or his "affiliate" or "associate"
          (defined as aforesaid) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of capital stock of the Company;

          (iii) The outstanding shares of capital stock of the Company shall include shares deemed owned through application of clauses (ii) (B),
          (C) and (D) above, but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise, but which are not actually outstanding; and






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                            IV - 253
          (iv) Shares of capital stock, if any, held by The Chase Manhattan Bank N.A. under the
          Indenture and the Escrow Agreement dated as of November 1, 1971 between International Paper
          Company and said bank shall not be deemed owned by International Paper Company or by said bank for purposes of this definition, so long as they are held by said bank under said
          Escrow Agreement, but said shares shall be deemed outstanding for the purpose of determining the aggregate number of outstanding shares of capital stock of the Company.

          4.2 The Executive and the Company understand that payments hereunder pursuant to Section 2.1(c) may constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

          V.    GENERAL PROVISIONS

          5.1. Unsecured General Creditor. The Executive and his Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest, or other claims in any property or assets of the Company, nor shall they be beneficiaries of, or have any rights, claims or interest in, any life insurance policies, annuity contracts, or other policies therefrom owned or which may be acquired by the Company to help fund the Company's obligation
hereunder  ("policies").   Such policies or other assets of the
Company shall not be held under any trust for the benefit of the Executive, his Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Agreement; provided, however, that assets to provide benefits set forth herein may be held in a trust, the assets of which are subject to the claims of the Company's creditors in the event of bankruptcy or insolvency. Otherwise, any and all of the Company's assets and policies shall be and remain general, unpledged, unrestricted assets of the Company. The Company's obligations under the Agreement shall be that of an unfunded and unsecured promise of the Company to the Executive to pay money in the future.








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                            IV - 254

          5.2. Non-Assignability. Neither the Executive nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or any other person, nor be transferable by operation of law in the event of the Executive's or any other person's bankruptcy or insolvency.

          5.3. Construction. All references made and all names and pronouns used herein shall be construed in the singular or plural and in such gender as the sense and circumstances require.

          5.4. Tax Consequences. (a) The Executive acknowledges that any payment of the Supplemental Retirement Benefit made to him pursuant to the terms of the Agreement represents additional compensation to him for his services to the Company; that the amount of such payments has been fixed between the Company and the Executive in reliance upon the fact that it will be taxed as ordinary income to the Executive; and the Executive does hereby covenant and agree that any and all such Supplemental Retirement Benefit payments shall be treated as additional compensation by him for Federal and State income tax purposes, recognizing that the Company will be deducting all such Supplemental Retirement Benefit payments in the computation of its Federal and State income tax liabilities.

     (b) The Company shall have the right to deduct from all payments of the Supplemental Retirement Benefit any Federal, State or local taxes required by law to be withheld with respect to such payments.

          5.5.  Merger of Documents.    All understandings  and
agreements heretofore between the parties regarding the subject matter hereof are merged into this Agreement which alone fully and completely expresses the understanding of the parties with respect to the subject matter hereof.

          5.6. Employment Not Guaranteed. Nothing contained in this Agreement nor any action taken hereunder shall be construed as a contract of employment or as giving the Executive any right to be retained in the employ of the Company.

          5.7. Compensation Not Guaranteed. Nothing contained in this Agreement nor any action taken hereunder shall be construed as a contract or agreement that compensation shall be awarded or paid to the Executive.

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                            IV - 255
          5.8.  Amendment.   This Agreement may not be amended,
modified, altered or changed in any respect whatsoever except by a further agreement, in writing, jointly entered into by the parties hereto.

          5.9. Notice. Any notice required or permitted to be given to the Company shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the principal office of the Company, directed to the attention of the Chief Executive Officer of the Company, and any notice required or permitted to be given to the Executive shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the Executive at his residence address. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

          5.10. Applicable Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New Jersey.

          5.11. Validity. The invalidity of one or more of the phrases, sentences, clauses, sections or paragraphs contained in this Agreement shall not affect the remaining portions so long as the material purposes of this Agreement can be determined and effectuated.

          5.12. No Guarantee of Benefits.   Nothing contained in
this Agreement shall constitute a guarantee by the Company or any other entity or person that the assets of the Company will be sufficient to pay any benefit hereunder.

          5.13. Captions. The captions of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of any provision hereof.

          5.14. Limitations on LiabilitY. Notwithstanding any of the preceding provisions of this Agreement, neither the Company nor any individual acting as an employee or agent of the Company shall be liable to the Executive or any other person for any claim, loss, liability or expense incurred in connection with this Agreement.

          5.15. Binding on Assigns.   Except as herein provided,
this Agreement shall be binding upon the parties hereto, their heirs, executors, administrators, successors (including but not limited to successors resulting from any corporate merger or acquisition) or assigns.




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          IN WITNESS WHEREOF, the parties have hereunto set their
hand and seals effective as the date first above written.

ATTEST:                           C.R. BARD, INC.




Richard A. Flink     /s/          By:  Timothy M. Ring     /s/
Secretary                              Vice President




WITNESS:



                                  William H. Longfield     /s/
































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